EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended September 30, 2023 Financial Results

Net Investment Income of $0.43 Per Share for Q3 2023;

Declared Quarterly Distribution of $0.41 Per Share;

Stable NAV and Strong Portfolio Credit Quality

NEW YORK, Nov. 07, 2023 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income of $23.4 million, or $0.43 per share, for the third quarter of 2023.

At September 30, 2023, net asset value (NAV) was $18.06 per share, compared to $17.98 at June 30, 2023.

Beginning with the fourth quarter of 2023, the Company has returned to making quarterly, rather than monthly, distributions. On November 7, 2023, the Board declared a quarterly distribution of $0.41 per share payable on December 28, 2023 to holders of record as of December 14, 2023. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2023:

Comprehensive Investment Portfolio* fair value: $3.1 billion
Number of unique issuers: approximately 790
Net assets: $985.4 million
Net asset value per share: $18.06
Net debt-to-equity**: 1.21x

Comprehensive Investment Portfolio Activity*** for the Quarter Ended September 30, 2023:

Investments made during the quarter: $346.3 million
Investments prepaid and sold during the quarter: $306.8 million

Operating Results for the Quarter Ended September 30, 2023:

Net investment income: $23.4 million
Net investment income per share: $0.43
Net realized and unrealized gain: $3.6 million
Net increase in net assets from operations: $26.9 million
Earnings per share: $0.49

* The Comprehensive Investment Portfolio for the quarter ended September 30, 2023 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio, Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, SLR Business Credit’s (“SLR-BC”) full portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) full portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH and SLR-EF.

** Please see Liquidity and Capital Resources below.

*** Comprehensive Portfolio Activity for the quarter ended September 30, 2023 includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

“We are pleased to report a 16% increase year-over-year in our net investment income, which once again exceeded distributions paid during the quarter,” said Michael Gross and Bruce Spohler, Co-CEOs of SLR Investment Corp. “Our credit quality remains strong, as evidenced by the increase in net asset value, stable watchlist, and low non-accruals. Additionally, we grew our portfolio, investing in loans which we believe will be an attractive vintage, particularly in sponsor finance.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, November 8, 2023. All interested parties may participate in the conference call by dialing (800) 267-6316 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9783. Participants should reference SLR Investment Corp. and Conference ID: SLRC3Q23. A telephone replay will be available until November 22, 2023 and can be accessed by dialing (800) 934-7836. International callers should dial (402) 220-6984. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, www.slrinvestmentcorp.com. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended September 30, 2023, SLRC had total originations of $346.3 million and repayments of $306.8 million across the Company’s four investment strategies:

For the Quarter Ended September 30, 2023 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$115.2	$84.9	$121.7	$24.5	$346.3
Repayments / Amortization	$34.1	$86.7	$144.2	$41.8	$306.8
Net Portfolio Activity	$81.1	$(1.8)	$(22.5)	$(17.3)	$ 39.5

(1)	Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in the SLR Senior Lending Program LLC attributable to the Company.
(2)	Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3)	Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.

Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 790 unique issuers operating in over 110 industries, with an average exposure of $4.0 million or 0.1% per issuer.

At September 30, 2023, 99.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 97.8% is held in first lien senior secured loans. Second lien ABL exposure is 1.2% and second lien cash flow exposure is 0.2% of the Comprehensive Investment Portfolio at September 30, 2023.

SLRC’s Comprehensive Investment Portfolio composition by asset class at September 30, 2023 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments Cash Flow Loans (Sponsor Finance)(1)	$823.9	26.5%	11.8%
Asset-Based Loans(2)	$976.0	31.4%	15.3%
Equipment Financings(3)	$954.7	30.8%	9.6%
Life Science Loans	$326.2	10.5%	13.0%
Total Senior Secured Investments	$3,080.8	99.2%	12.3%
Equity and Equity-like Securities	$23.9	0.8%
Total Comprehensive Investment Portfolio	$3,104.7	100.0%
Floating Rate Investments(4)	$2,064.6	66.9%
First Lien Senior Secured Loans	$3,035.2	97.8%
Second Lien Senior Secured Cash Flow Loans	$7.5	0.2%
Second Lien Senior Secured Asset-Based Loans	$38.1	1.2%

(1)	Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2)	Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3)	Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4)	Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5)	The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ending on September 30, 2023 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ending on September 30, 2023 against the portfolio as of September 30, 2023, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2023.

SLR Investment Corp. Portfolio

Asset Quality

As of September 30, 2023, 99.7% of SLRC’s portfolio was performing on a fair value basis and 99.3% on a cost basis.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2023, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$609.3	28.1%
2	$1,547.9	71.3%
3	$6.4	0.3%
4	$7.5	0.3%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total ($mm)
9/30/2023	$23.5	$14.3	$9.7	$12.1	$59.6
% Contribution	39.3%	24.0%	16.4%	20.3%	100.0%

(1)	Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC

As of September 30, 2023, the Company and Sunstone Senior Credit L.P. had contributed combined equity capital in the amount of $57.5 million of a total equity commitment of $100 million to SSLP. At September 30, 2023, SSLP had total assets of $137.4 million consisting of floating rate senior secured loans to 27 different borrowers. During the quarter ended September 30, 2023, SSLP invested $57.5 million in 16 portfolio companies. Based on transfers made from SLRC’s balance sheet in the fourth quarter to date, as well as new investment activity, we expect the SSLP to have substantially increased its investment commitments by December 31, 2023.

SLR Investment Corp.’s Results of Operations for the Quarter Ended September 30, 2023 compared to the Quarter Ended September 30, 2022.

Investment Income

For the fiscal quarters ended September 30, 2023 and 2022, gross investment income totaled $59.6 million and $47.6 million, respectively. The increase in gross investment income for the year over year three-month periods was primarily due to net growth of the income producing portfolio as well as an increase in index rates.

Expenses

SLRC’s net expenses totaled $36.3 million and $27.5 million, respectively, for the three months ended September 30, 2023 and 2022. The increase in expenses from 2022 to 2023 was primarily due to higher management fees, incentive fees, and interest expense on a larger portfolio. Additionally, there was an increase in index rates on borrowings.

Net Investment Income

SLRC’s net investment income totaled $23.4 million and $20.1 million, or $0.43 and $0.37, per average share, respectively, for the fiscal quarters ended September 30, 2023 and 2022.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal quarters ended September 30, 2023 and 2022 totaled approximately $3.6 million and ($6.5) million, respectively.

Net Increase in Net Assets Resulting from Operations

For the three months ended September 30, 2023 and 2022, the Company had a net increase in net assets resulting from operations of $26.9 million and $13.5 million, respectively. For the same periods, earnings per average share were $0.49 and $0.25, respectively.

Liquidity and Capital Resources

Credit Facilities and Available Capital

At September 30, 2023, the Company had $627.8 million drawn on the $885 million of commitments that the Company has under its revolving credit facilities, $100 million of term loans, and $470 million of unsecured notes. At September 30th, including anticipated available credit facility capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC had approximately $600 million of available capital to take advantage of the current attractive investment environment.

Leverage

On September 30, 2023, the Company’s net debt-to-equity was 1.21x, within the Company’s target range of 0.9x to 1.25x. The net leverage is expected to decrease as the Company completes the ramp of the SSLP.

Unfunded Commitments

At September 30, 2023, excluding commitments to SLR-CS, SLR-EF, SLR-HC ABL and SSLP, over which the Company controls such funding, the Company had unfunded commitments of approximately $296.9 million.

Subsequent Events

Distributions

Beginning with the fourth quarter of 2023, the Company has returned to making quarterly, rather than monthly, distributions. On November 7, 2023, the Board declared a quarterly distribution of $0.41 per share payable on December 28, 2023 to holders of record as of December 14, 2023. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Statements and Tables

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share amounts)

	September 30, 2023 (unaudited)	December 31, 2022
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,305,572 and $1,312,701, respectively)	$1,320,729	$1,289,082
Companies 5% to 25% owned (cost: $59,983 and $0, respectively)	43,405	—
Companies more than 25% owned (cost: $839,062 and $821,886, respectively)	806,922	797,594
Cash	10,266	10,743
Cash equivalents (cost: $332,557 and $417,590, respectively)	332,557	417,590
Dividends receivable	10,993	11,192
Interest receivable	11,828	9,706
Receivable for investments sold	1,598	1,124
Prepaid expenses and other assets	788	664

Total assets	$2,539,086	$2,537,695

Liabilities
Debt ($1,197,750 and $1,093,200 face amounts, respectively, reported net of unamortized debt issuance costs of $5,996 and $7,202, respectively)	$1,191,754	$1,085,998
Payable for investments and cash equivalents purchased	332,557	417,611
Distributions payable	—	7,481
Management fee payable	8,051	7,964
Performance-based incentive fee payable	5,621	5,422
Interest payable	7,416	7,943
Administrative services payable	3,678	1,488
Other liabilities and accrued expenses	4,624	4,057

Total liabilities	$1,553,701	$1,537,964

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,555,380 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,162,559	1,162,569
Accumulated distributable net loss	(177,720)	(163,384)

Total net assets	$985,385	$999,731

Net Asset Value Per Share	$18.06	$18.33

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share amounts)

	Three months ended
	September 30, 2023	September 30, 2022
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$43,696	$32,933
Companies 5% to 25% owned	816	—
Companies more than 25% owned	2,879	2,431
Dividends:
Companies more than 25% owned	11,429	11,969
Other income:
Companies less than 5% owned	735	234
Companies more than 25% owned	86	—

Total investment income	59,641	47,567

EXPENSES:
Management fees	$8,051	$7,890
Performance-based incentive fees	5,796	4,965
Interest and other credit facility expenses	19,874	12,784
Administrative services expense	1,575	1,132
Other general and administrative expenses	1,161	935

Total expenses	36,457	27,706

Performance-based incentive fees waived	(175)	(194)

Net expenses	36,282	27,512

Net investment income	$23,359	$20,055

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized loss on investments and cash equivalents (companies less than 5% owned)	$(30,951)	$(37,326)

Net change in unrealized gain on investments and cash equivalents:
Companies less than 5% owned	33,439	28,783
Companies 5% to 25% owned	1,065	—
Companies more than 25% owned	35	2,016

Net change in unrealized gain on investments and cash equivalents	34,539	30,799

Net realized and unrealized gain (loss) on investments and cash equivalents	3,588	(6,527)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$26,947	$13,528

EARNINGS PER SHARE	$0.49	$0.25

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: an increase in the size of SLRC’s income producing comprehensive portfolio; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts , natural disasters, or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770